Exhibit 31.1

Certification

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Ken Hartwick, certify that:

1.	I have reviewed this annual report on Form 40-F/A of Just Energy Group Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 4, 2013	/s/ Ken Hartwick
By: Ken Hartwick Title: Chief Executive Officer

Certification

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Beth Summers, certify that:

1.	I have reviewed this annual report on Form 40-F/A of Just Energy Group Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 4, 2013	/s/ Beth Summers
By: Beth Summers Title: Chief Financial Officer